                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------

                        STRATEGIC SOLUTIONS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                         Delaware                     11-2964894
              (State or other jurisdiction         (I.R.S. Employer
            of incorporation or organization)     Identification No.)


                         1598 Whitehall Road, Suite E
                           Annapolis, Maryland 21401
                                (410) 757-2728
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                               Ernest A. Wagner
                                   President
                        Strategic Solutions Group, Inc.
                         1598 Whitehall Road, Suite E
                           Annapolis, Maryland 21401
                                (410) 757-2728
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                         -----------------------------

                                   Copies to:
                            Joseph M. Berl, Esquire
                     Powell, Goldstein, Frazer & Murphy LLP
                   1001 Pennsylvania Avenue, N.W., 6th Floor
                             Washington, D.C. 20004
                           Telephone: (202) 624-7271

                         -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                           Proposed
                                           Maximum      Proposed Maximum
Title of Each Class of                     Offering        Aggregate
 Securities to be          Amount to be     Price           Offering        Amount of
 Registered                 Registered     Per Unit (1)    Price (1)       Registration Fee
-------------------------------------------------------------------------------------------
Common Stock, $0.0001
 par value                   1,250,000       $0.18           $225,000          $56.25
  per share.............
===========================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee, based upon the average of the bid and asked price of the Common Stock reported on the OTC Bulletin Board as of May 23, 2001 in accordance with Rule 457(c) under the Securities Act of 1933.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              SUBJECT TO COMPLETION, DATED ________________, 2001

PROSPECTUS
                                1,250,000 Shares



              [STRATEGIC SOLUTIONS GROUP, INC. LOGO APPEARS HERE]
                        STRATEGIC SOLUTIONS GROUP, INC.

                                  COMMON STOCK
                              ($0.0001 Par Value)

                              -------------------

     This prospectus relates to the public offering, which is not being underwritten, of up to 1,250,000 shares of our common stock which are held by one of our current shareholders and may be offered and sold from time to time by the selling shareholder described herein.

     The prices at which such shareholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

                              -------------------

     Our common stock is quoted on the OTC Bulletin Board under the symbol "SGGI." On May 23, 2001, the closing sale price for our common stock on the OTC Bulletin Board was $0.18.
                              -------------------

     Investing in these securities involves risks. See "Risk Factors" beginning on page 4 of this prospectus to read about certain factors you should consider before buying shares of our common stock.

                              -------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is May 24, 2001.

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
ABOUT THIS PROSPECTUS..................................     2
FORWARD-LOOKING STATEMENTS.............................     2
STRATEGIC SOLUTIONS GROUP, INC.........................     3
RISK FACTORS...........................................     4
USE OF PROCEEDS........................................     9
SELLING SHAREHOLDER....................................    10
PLAN OF DISTRIBUTION...................................    10
DESCRIPTION OF CAPITAL STOCK...........................    11
LEGAL MATTERS..........................................    11
EXPERTS................................................    11
WHERE YOU CAN FIND ADDITIONAL INFORMATION..............    12
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........    12

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, the selling shareholder may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

     When used in this prospectus and any prospectus supplement, the terms "we", "our", "us" and the "Company" refer to Strategic Solutions Group, Inc., unless the context requires otherwise.


                          FORWARD-LOOKING STATEMENTS

     This prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, throughout this prospectus, supplements to this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan" and "continue" or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus are set forth in the "Risk Factors" section of this prospectus, and elsewhere in this prospectus, in supplements to this prospectus and in the documents that we incorporate by reference into this prospectus.

     You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event our situation changes in the future. All written or oral forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                        STRATEGIC SOLUTIONS GROUP, INC.

     We design, develop, and market custom multimedia software used to deliver computer-based and web-based training, electronic performance support systems, multimedia manuals, sales and marketing presentations, and corporate communications.

     Custom Multimedia Software. We provide technical consulting services that include analysis, design, and development of technology-based solutions. We specialize in providing training solutions. These technology-based solutions allow our customers to train their employees by using interactive computer programs, thus providing enhanced learning capabilities while potentially saving time and expense.

     Depending on a customer's needs, we can produce multimedia computer software that includes interactive computer animation, full motion video, audio, high-end color graphics, text and hypertext providing vivid and effective instruction and information. The software that we develop can be distributed over multiple platforms including MS Windows and DOS and can be delivered on diskette, CD-ROM, or over the Internet. We have adapted our services using new and emerging technologies, such as internal corporate intranets or the Internet using the World Wide Web ("Web"). In addition, our incorporation of Web-Based training ("WBT") allows users to have access from anywhere in the world, thus training their users more efficiently.

     Technology-based training encompasses a wide range of emerging technologies in the area of employee training, and can come in the form of computer-based training, WBT, electronic performance support systems, and multimedia manuals. In addition, we also design and develop software for our customers' sales and marketing applications and inter-corporate communications.

     Computer-Based Training ("CBT").   We design and develop custom computer-
based training software. By simulating operation and production procedure, this software provides an interactive learning experience that instructs employees how to use complex equipment or to understand complicated industrial processes. Our software typically replaces or supplements technical manuals and operating
documentation and provides interactive self-paced training.   It often
incorporates cut-away views of equipment that would be difficult or impossible to display in a real-world setting and enables users to learn complex processes by viewing them in real or lapsed time or in slow motion. Based on studies conducted and published by the American Society for Training and Development, our management believes that CBT enables users to master skills and retains information more effectively than traditional instructor-led training.

     Web-Based Training. Recent technological developments and advances in computer network technology enable us to deliver computer-based training over corporate intranets or the Internet via the Web. Web-based materials can be text-based (such as, lecture notes, case studies, and assignments) or they may be much like sophisticated CBT courseware. As a result of rapidly advancing Web browsers, high-speed communications, and innovative instructional design, it is possible that real-time animation, video, audio, and conferencing could be features included in a WBT solution. In addition, the incorporation of WBT allows users to have access from anywhere in the world. We believe that the Internet and intranets will become increasingly important delivery methods in the future.

     Electronic Performance Support Systems ("EPSS"). The goal of an EPSS is to provide whatever information is necessary to accelerate performance and learning at the moment of need - commonly referred to as Help Systems. We design and develop custom EPSS software to enable users to perform better at their jobs. This software provides computer-based support that is integrated into a workstation or work environment, and acts as a combination coach/trainer/job aid/reference. We believe that EPSS increases employee productivity by providing needed information and training when and where it is needed - and in an amount and format that is the most useful to the user.

     Multimedia Manuals. We provide turn-key multimedia manual services, using internally developed and off-the-shelf software tools. These tools enable us to convert customer manuals, reference guides, or other technical materials into interactive multimedia software, including full-motion video, audio, animation and interaction. We believe that these services enable our customers to obtain a technology-based solutions in less time and at a relatively low cost as compared to traditional custom software services.

     Sales and Marketing. We design and develop custom sales and marketing software which enables manufacturers and distributors to demonstrate their products to potential customers at trade shows or in kiosks. This software can enhance sales and marketing presentations by encouraging customer participation through the use of interactive product demonstrations.

     Corporate Communications. We design and develop custom multimedia software for internal and external corporate communications. Examples include software used to disseminate corporate policies and procedures and information about a company's products and services. We believe that our custom multimedia development services can be used to create a technology-based solution (including web-based), that is comprehensive and cost-effective and delivers lively and compelling messages to large groups of employees in disparate locations.

     Our principal executive offices are located at 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401, and our telephone number is (410) 757-2728. Our website is located at www.groupsolutions.com. Information contained in our website is not a part of this prospectus or the documents incorporated by reference in this prospectus.


                                 RISK FACTORS

     Before you invest in the securities that are being offered, you should be aware that the occurrence of any of the events described in this risk factor section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the "Where You Can Find More Information" section of this prospectus.

     We have a Limited Operating History in Our Primary Industry, which Makes it Difficult to Evaluate Our Business

     We have a limited operating history in the custom multimedia software industry. Since our incorporation in 1989, we have been engaged in a number of business activities, with an initial focus on animated imaging. In the last two years, we have shifted our business plan to focus on designing and developing custom multimedia software. Due to our change in business focus, we have limited financial results on which you can assess our future success within the custom multimedia software business. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets, such as multimedia software, electronic software support systems and technology based solutions.

     We have a History of Operating Losses and Accumulated Deficits; We may be Unable To Achieve Profitability.

     We have incurred net losses in each of our reported fiscal years since inception. We incurred a net operating loss of approximately $360,000, and had an accumulated deficit of approximately $16.2 million for the year ended December 31, 2000. We incurred a net operating loss of approximately $415,000 for the year ended December 31, 1999. We reported net income of approximately $24,000 and $216,000 for the years ended December 31, 2000 and 1999 respectively, due to one-time non-operating transactions. We reported net losses of $2.9 million for the year ended December 31, 1998 and $2.9 million for the year ended December 31, 1997. There is no assurance that we will ever achieve profitable operations.

     A Majority of Our Revenues Comes from a Limited Number of Customers; Reductions in Sales to these Customers Could Adversely Affect Our Results of Operations

     A majority of our revenues are derived from two manufacturers. During 2000, approximately 98% of our revenues were earned from two customers, an automotive manufacturer and Varsity Heavy Duty. We hold a 10% equity interest in Varsity Heavy Duty. In addition, the major shareholder of Varsity Heavy Duty is one of our directors and a shareholder of ours. During 1999, 93% of our revenues were earned from two customers, an automotive manufacturer and a
government division.   The loss of any of the our major customers, or the
inability to collect accounts receivable from one or more of them, could adversely effect our business, operating results, and financial condition.

     Our Custom Software Faces Uncertain Market Acceptance; Our Efforts to Market New Customers Are Expensive and May be Unsuccessful

     Our custom software products are designed to replace more traditional forms of written and audiovisual materials used for training in the workplace. Although there is a substantial market for workplace training materials and products, there is no assurance that computer-based training materials such as those developed by us will replace the more traditional forms of training materials on a large scale.

     Because our custom software products usually replace existing methods of doing business, marketing of its products is normally a costly, time-consuming process. We frequently experience a significant delay (in some cases up to one year) between the time of initial sales contact and the signing of a contract and, in many instances, we fail to obtain a contract notwithstanding our marketing efforts. The substantial time and expense required to procure contracts and the failure to obtain contracts from potential customers that have been solicited may adversely affect our cash flow and create other operational problems. Procurement and retention of contracts is also subject to the risk that customers may decide to develop their own custom software internally or may cancel their contracts with us.

     We Operate in a Highly Competitive Industry; We May be Unable to Effectively Compete in our Rapidly Evolving Industry

     We operate primarily within the broader information technology, custom software services, and business solutions industries. We compete against numerous domestic and foreign companies which participate in our industries. We also face competition from our current and prospective customers who evaluate our capabilities against the merits of internal manufacturing. Competition varies depending upon the type of service offered and the geographic area of competition. Competition is intense and is expected to continue to be so as more companies enter our industry and existing competitors expand capacity. We could be adversely affected if our competitors introduce superior or lower priced services.

     Our custom multimedia software business competes with companies that produce interactive training software (custom and off-the-shelf) and other third-party suppliers of training and marketing materials, as well as internal training and information systems resources of potential customers.

     We believe that the principal competitive factors in the information technology consulting and software development industry include responsiveness to client needs, project completion time, quality of service, price, project management capability, and technical expertise. Although we believe that we presently compete favorably with respect to each of these factors, our markets are still evolving and there can be no assurance that we will be able to compete successfully against current and future competitors. The failure to do so successfully will have a material adverse effect upon our business, operating results, and financial condition. We believe that our ability to compete also depends in part on a number of competitive factors outside our control, including, the ability of our competitors to hire, retain and motivate personnel; the development by others of software that is competitive with our services; the price at which others offer comparable services; and the extent of our competitor's responsiveness to customer needs.

      We Depend On Key Personnel Who May Not Continue To Work For Us

    Our success substantially depends on the continued employment of our executive officers and key employees. Each of these individuals has acquired specialized knowledge and skills with respect to our company and its operations. As a result, if certain individuals were to leave our company, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and
experience.  We do not maintain "key person" life insurance policies.   If we do
not succeed in retaining and motivating existing personnel, our business could be harmed.

       Our Failure To Attract, Train Or Retain Highly Qualified Personnel Could Harm Our Business

     Our success also depends on our ability to attract, train and retain qualified personnel in all areas, especially those with management and technology skills. At times, we have experienced difficulties in hiring personnel with the proper training or experience, particularly in technical areas. Competition for qualified personnel is intense. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be harmed.

       We May Be Unable to Adequately Protect Our Proprietary Rights; We Have Limited Intellectual Property Right

     Our inability to protect our proprietary rights, and the costs of doing so, could harm our business. Most of our customer contracts state that our software is proprietary and that title to and ownership of our software generally resides with us. Like many software firms, we have no patents. To protect our proprietary rights, we rely on a combination of trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. We grant nonexclusive licenses to our customers for the use of software developed for them. Despite our efforts to protect our proprietary rights, unauthorized parties may copy or infringe aspects of our technology, products, services or trademarks, or obtain and use information we regard as proprietary , such as source codes or programming techniques.

     Our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology, or may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop which could reduce the value of our intellectual property. Effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are distributed or made available through the Internet, and while we attempt to ensure that the quality of our products is maintained by our licensees, our licensees may take action that could materially and adversely affect the value of our proprietary rights or the reputation of our products and services. Portions of the distinctive elements of our software or products may not be available under copyright law. We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate. As with other software products, our products are susceptible to unauthorized copying and uses that may go undetected, and policing such unauthorized use is difficult.

     We May Be Subject to Market Risk and Legal Liability for Possible Infringement Claims

     As the number of software products increases and their functionality further overlaps, we acknowledge that our software programs could increasingly become the subject of infringement claims. Although our products have never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation.

     We Do Not Maintain Product Liability Insurance

     We do not currently carry product liability insurance for the custom software programs and other training materials that we produce. There can be no assurance that such product liability coverage, if obtainable, would be adequate in terms and scope to protect our business against material adverse effects in the event of a successful product liability claim. Although we have not been subject to any product liability claims, such claims could arise in the future. There can be no assurance that we would have sufficient resources to satisfy any liability resulting from these claims or would we be able to have our customers indemnify us against such claims.

     Provisions Of Our Charter Documents And Delaware Law Contain Anti-Takeover Provisions Which Could Discourage Our Acquisition By A Third Party

     Our Certificate of Incorporation and By-Laws contain certain provisions which could make our acquisition by another company or party more difficult.
Our Certificate of Incorporation and By-Laws provide for three classes of our directors, with the directors serving up to three-year terms and the election of such directors on a staggered basis. Any vacancy in our Board of Directors is to be filled by the majority vote of the remainder of our board of directors.

Certain provisions of Delaware law may also make it more difficult for us to be acquired by an existing shareholder. In certain circumstances, Delaware law requires the approval of two-thirds of all shares eligible to vote for certain business combinations involving a stockholder owning 15% or more of a company's voting securities, excluding the voting power held by such stockholder. In addition to the potential impact on future takeover attempts and the possible perpetuation of management, the existence of each of the above provisions could have an adverse effect on the market price of our Common Stock.

     We Have Not Paid Any Dividends And Do Not Intend To Pay Any In The Near Future.

     The declaration of dividends, if any, rests within the sound discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not paid or declared any dividends upon our Common Stock since our inception and we do not contemplate or anticipate making any distributions with respect to the Common Stock in the foreseeable future.

     We Have Issued Options, Warrants, and Convertible Debt For The Purchase Of Additional Shares Which Could Further Dilute Our Stockholders and Affect Our Ability to Obtain Additional Financing

     We maintain certain stock option plans and have issued warrants for the purchase of our Common Stock in the past. As of the date of this Prospectus, there are outstanding options and warrants to purchase an aggregate of 1,703,449 shares of our Common Stock with exercise prices ranging from $0.09 to $0.42 per share. We have issued convertible debentures with an outstanding principal balance of $350,000 that is convertible at a conversion price of $10 per share, and convertible debentures with an outstanding principal balance of $250,000 that is convertible at a conversion price of $0.28. The terms upon which we may be able to obtain additional equity capital may be adversely affected by such outstanding options and warrants because the holders thereof may exercise the options or warrant when we are seeking to obtain additional capital on terms more favorable than those provided by the terms of such options or warrants.

     Our Stock Price Has Been and May Continue to Be Volatile

     Our Common Stock has generally been traded on a limited basis and in small volumes. The trading price for the Common Stock may be significantly affected by such factors as our operating results, the United States and global economic conditions, and various other factors generally affecting the computer software industry. Furthermore, the stock market has from time to time experienced extreme price and volume fluctuations that have particularly affected the market prices of the stocks of small and emerging growth companies quoted on listing services such as the OTC Bulletin Board. These extreme fluctuations, which often have been unrelated to the operating performance of any particular company or to any group of companies, may adversely affect the market price of the Common Stock.

     We Are Subject to Certain Penny Stock Regulations

     Our Common Stock is listed on the OTC Bulletin Board under the symbol "SSGI." We are not presently eligible for inclusion on the Nasdaq SmallCap Market. Under the rules of the NASD, in order to qualify for initial quotation of securities on Nasdaq, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid of $3.00 per share. For continued listing, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share.

     Generally, holders of securities not eligible for Nasdaq SmallCap
Market inclusion such as ours may have difficulty in selling their securities should they desire to do so. In such event, due to the low price of the securities, many brokerage firms will not effect transactions in such securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which would have an adverse effect in developing or sustaining any market for such securities.

     The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. Because our Common Stock does not qualify for inclusion on the Nasdaq SmallCap Market, it may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell such securities in the secondary market.


                                USE OF PROCEEDS

     The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the account of the selling shareholder. Accordingly, we will not receive any proceeds from the sale of the shares by the selling shareholder.


                              SELLING SHAREHOLDER

     The shares of common stock to be sold by the selling shareholder pursuant to this prospectus represent shares issued to the selling shareholder by us in connection with certain previous private placements. The following table sets forth the aggregate number of shares of our common stock held by the selling shareholder and the aggregate number of shares of common stock offered by each such selling shareholder. As of March 31, 2001, there were 8,356,690 shares of common stock outstanding. Beneficial ownership is determined according to the rules of the SEC, and includes shares subject to options currently exercisable or exercisable within 60 days of March 31, 2001. Shares subject to such options are deemed outstanding for computing the percentage ownership of the person holding such options but not for computing the percentage ownership of any other person.



                               OWNERSHIP PRIOR TO OFFERING                         OWNERSHIP AFTER OFFERING (1)
                               ----------------------------                       ------------------------------
                                NUMBER OF
                                 SHARES
                               BENEFICIALLY     PERCENTAGE                        NUMBER OF SHARES    PERCENTAGE
                                  OWNED         OF COMMON        NUMBER OF          BENEFICIALLY      OF COMMON
NAME AND OFFICE                  PRIOR TO         STOCK         SHARES BEING           OWNED            STOCK
OF SELLING SHAREHOLDER           OFFERING       OUTSTANDING       OFFERED          AFTER OFFERING    OUTSTANDING
-----------------------        ------------     -----------     ------------      ----------------   -----------
Michael Damas                   1,250,000           15%          1,250,000               0               0
1A Chester Plaza
Chester, Maryland 21619

(1)  Assumes the sale of all of the Common Stock offered by the Shareholder.


                              PLAN OF DISTRIBUTION

     The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the selling shareholder. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the shares being offered hereby at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. Shares may be sold by one or more of the following means of distribution:

     o Block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    Privately negotiated transactions.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell our common stock short and redeliver the shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of such pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     In effecting sales, brokers, dealers or agents engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will pay all reasonable expenses incident to the registration of the shares being offered hereby other than any commissions and discounts of underwriters, dealers or agents.

     In order to comply with the securities laws of certain states, if applicable, the shares being offered hereby must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance thereof.

     We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus available to the selling shareholder and have informed him of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.

     We have the right to suspend use of this registration statement for certain periods of time under certain conditions. We have agreed with the selling shareholder to keep the registration statement of which this prospectus constitutes a part effective until the sooner to occur of (A) that date that is two (2) years from the date of the shareholder's purchase of the common stock, or (B) the date on which all registrable securities included within the registration statement have been sold.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Powell, Goldstein, Frazer & Murphy LLP, Washington, D.C.


                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2000, have been so incorporated in reliance upon the report of Grant Thornton LLP, independent accountants, given upon their authority as experts in auditing and accounting.

     The consolidated financial statements as of December 31, 1999 and for the year then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2000, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern) of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.


                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

     . At the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

     . At the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661,

     . From the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549,

     . From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

     Some locations may charge prescribed or modest fees for copies.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-KSB for the year ended December 31, 2000, our Quarterly Report on Form 10-QSB and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities, or after the date of this initial registration statement and before the effectiveness of the registration statement.

     On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to our corporate Secretary, Barbara Seubott, Strategic Solutions Group, Inc., 1598 Whitehall Road, Suite E, Annapolis, Maryland 21401, telephone number (410) 757-2728.

                         ______________________ Shares



                        Strategic Solutions Group, Inc.


                         ____________________________



                                 Common Stock



                         ____________________________


                                  PROSPECTUS

                         ____________________________



                             _______________, 2001

                        Strategic Solutions Group, Inc.

                      Registration Statement on Form S-3


PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

    The following table sets forth all expenses payable in connection with the registration of the Common Stock that is the subject of this Registration Statement, all of which shall be borne by the Company. All the amounts shown are estimates, except for the Securities and Exchange Commission filing fee.


                                                         To Be Paid By
                                                           Registrant

Securities and Exchange Commission Registration Fee        $   56.25
Printing and engraving expenses                               500.00
Legal fees and expenses                                     3,500.00
Accounting fees                                             4,200.00
                                                           ---------

 Total                                                     $8,256.25
                                                           =========


Item 15.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors, officers, employees and other agents under certain circumstances and subject to certain limitations. The Company's Bylaws provide that the Company shall indemnify its directors and officers under the circumstances specified in the DGCL and gives authority to the Company to purchase insurance with respect to such indemnification.

    The Company has entered into indemnification agreements (the "Indemnification Agreements") with certain officers and directors. Each Indemnification Agreement provides, among other things, for: (i) indemnification by the Company of such individual to the fullest extent permitted by the law as of the date of the Indemnification Agreement against any and all expenses, judgments, fines, and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that the indemnification is not permitted under the law; and (ii) the prompt advancement of expenses to any Indemnitee in connection with his or her defense against any threatened or pending claim. Similar indemnification agreements may from time to time be entered into with additional officers of the Company or certain other employees or agents of the Company.

Item 16. Exhibits.

(a)   The following is a list of exhibits furnished:

4.1* Registration Rights Agreement between the Company and the Selling Stockholder.

5.1*   Opinion of Powell, Goldstein, Frazer & Murphy LLP.

23.1* Consent of counsel (contained in opinion of counsel filed as Exhibit 5.1).

23.2*  Consent of Grant Thornton LLP

23.3*  Consent of PricewaterhouseCoopers LLP

* Filed with this S-3 Registration Statement.


Item 17.  Undertakings.

(a)   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland on May 24, 2001.


                             STRATEGIC SOLUTIONS GROUP, INC.

                             By: /s/ Ernest A. Wagner
                                 ----------------------------
                                 Ernest A. Wagner
                                 President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                       Date


/s/ John J. Cadigan           Chairman of the Board and
------------------------      Chief Executive Officer         -----------
John J. Cadigan


/s/ Ernest A. Wagner          President, Chief Operating
------------------------      Officer, Director               -----------
Ernest A. Wagner


/s/ Kevin Idso                Director
------------------------                                      -----------
Kevin Idso


/s/ Thomas Stone              Director
------------------------                                      -----------
Thomas Stone